Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-291119-01, on Form S-3 of our reports dated February 9, 2026, relating to the consolidated financial statements of Brixmor Operating Partnership LP and the effectiveness of Brixmor Operating Partnership LP internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 9, 2026